UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2018
FIVE9, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-36383	94-3394123
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Bishop Ranch 8
4000 Executive Parkway, Suite 400
San Ramon, California 94583
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (925) 201-2000
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of 2018 Bonus Program

On February 8, 2018, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Five9, Inc. (the “Company”) approved performance targets for the year ending December 31, 2018 that will be used to determine the amount of cash bonus awards that may be earned, on a quarterly basis, by the Company’s Section 16 officers pursuant to the Company’s 2018 bonus program (the “2018 Bonus Program”).

Funding of the 2018 Bonus Program will be based upon the Company’s financial performance and each officer’s individual performance for each quarter in the year ending December 31, 2018, using a weighting of 75% for Company financial performance and 25% for individual performance for each executive officer other than the (i) Interim Chief Executive Officer and Chief Financial Officer and (ii) President. The Interim Chief Executive Officer and Chief Financial Officer’s bonus will be funded 100% based upon Company financial performance. The President’s bonus will be funded 50% based on sales commissions and 37.5% based on Company financial performance, and 12.5% based on his individual performance. Financial performance will be based upon the Company’s achievement of predetermined revenue and adjusted EBITDA targets using a weighting of 80% for performance achieved against the revenue target and 20% for performance achieved against the adjusted EBITDA target. Achievement below 90% of the revenue target or 80% of the adjusted EBITDA target, would result in no cash payout with respect to such target. Achievement up to 125% of the revenue target would result in increasing payouts up to a maximum payout of 150% of the portion of the target bonus allocated to the revenue target. Achievement up to 150% of the adjusted EBITDA target would result in increasing payouts up to a maximum payout of 150% of the portion of the target bonus allocated to the adjusted EBITDA target. In the event that the Company’s actual adjusted EBITDA is below 80% of the adjusted EBITDA target, the maximum cash payout for achieving the revenue target will be 100% of the revenue target bonus.

Below are the annual target bonus levels under the 2018 Bonus Program for the Company’s listed Section 16 officers, each of which is the same as was in effect prior to February 8, 2018:

Name	Annual Target Bonus (USD)	Annual Target Bonus as a Percentage of Base Salary
Barry Zwarenstein	$275,000	75%
Daniel Burkland	$325,000	81%
Scott Welch	$164,000	50%
Gaurav Passi	$164,000	50%

Executive Chairman Equity Award

On February 8, 2018, the Compensation Committee also approved a restricted stock unit award (“RSU”) to Michael Burkland, the Executive Chairman and a director of the Company, with an aggregate grant date fair value equal to $360,000, in consideration of the increased time commitment by Mr. Burkland in his role as Executive Chairman of the Company. The RSU will be granted in accordance with the Company’s equity award grant policy and will vest in four quarterly installments.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE9, INC.
Date: February 12, 2018	By:	/s/ Barry Zwarenstein
Barry Zwarenstein
Interim Chief Executive Officer and Chief Financial Officer